UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2024

Inspirato Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1544 Wazee Street Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 839-5060

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ISPO	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	ISPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information under “Mandatory Exchange” in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

Mandatory Exchange

On September 30, 2024, the previously announced mandatory exchange (the “Mandatory Exchange”) of all common units of limited liability company interests held in Inspirato LLC (the “Common Units”), other than those held by Inspirato Incorporated (the “Company”), in connection with a “Continuing Member COC” (as defined under the Eleventh Amended and Restated Limited Liability Company Agreement of Inspirato LLC filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023) became effective immediately prior to the consummation of the Continuing Member COC.

Pursuant to the Mandatory Exchange, each member of Inspirato LLC other than the Company exchanged its Common Units for a number of shares of Class A Common Stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) equal to the number of Common Units exchanged. Additionally, the Mandatory Exchange resulted in the surrender and cancellation of the same number of outstanding shares of Class V Common Stock, par value $0.0001 per share, of the Company (“Class V Common Stock”) held by such members.

As a result of the Mandatory Exchange, the Company issued an aggregate of 2,857,635 shares of Class A Common Stock in exchange for 2,857,635 Common Units. No shares of Class V Common Stock remain outstanding following the Mandatory Exchange. The shares of Class A Common Stock issued pursuant to the Mandatory Exchange have not been registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 4(a)(2) and/or Section 3(a)(9) thereof.

ATM Increase

As previously disclosed, on September 24, 2024, the Company entered into an equity distribution agreement (the “Sales Agreement”) with Northland Securities, Inc. (“Northland”) to sell shares of the Company’s Class A Common Stock, from time to time, through an “at the market offering” program under which Northland will act as sales agent or principal. The Company filed a prospectus supplement, dated September 24, 2024 (the “Original Prospectus Supplement”), to the prospectus, dated September 19, 2024 (together with the Original Prospectus Supplement, the “Prospectus”), initially registering shares of its Class A Common Stock having an aggregate offering price of up to $10,671,158 for offer and sale pursuant to the Sales Agreement.

The Company has determined to increase the amount of Class A Common Stock offered for sale pursuant to the Sales Agreement by an additional amount of $6,911,235, such that the Company is offering shares of its Class A Common Stock having an aggregate offering price of up to $17,582,393 (the “Shares”) for sale under the Sales Agreement from and after September 30, 2024.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 30, 2024 (File No. 333-281880), including the Prospectus, relating to the securities (including the Shares) to be issued from time to time by the Company. The Company filed a prospectus supplement with the SEC on September 30, 2024, which updates and amends certain information contained in the Prospectus in connection with the offer and sale of the Shares.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of the Shares under the Sales Agreement, nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The legal opinion of Davis Graham & Stubbs LLP relating to the Shares being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of Davis Graham & Stubbs LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2024

INSPIRATO INCORPORATED

	By:	/s/ Robert Kaiden
		Name:	Robert Kaiden
		Title:	Chief Financial Officer

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